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                                                                   EXHIBIT 99.1


                         CONSENT OF NOMINATED DIRECTOR



     The undersigned hereby consents to his nomination to serve on the Board of Directors of SKECHERS U.S.A., INC. and to all references to said nomination included in or made a part of this Registration Statement.




July 24, 1998                            /s/ RICHARD SISKIND
                                         --------------------------------
                                             Richard Siskind